Exhibit 99.1

NETSCOUT Reports Fourth Quarter and Full Fiscal Year 2023 Financial Results

Delivers Strong Fourth Quarter and Full Fiscal Year Performance

WESTFORD, Mass.--(BUSINESS WIRE)--May 4, 2023--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of performance management, cybersecurity, and DDoS protection solutions, today announced financial results for its fourth quarter and full fiscal year ended March 31, 2023.

“We delivered a strong fourth quarter and full fiscal year 2023 performance,” stated Anil Singhal, NETSCOUT’s president and chief executive officer. “On a full fiscal year-over-year basis, we grew revenue by nearly 7% and demonstrated strong operating leverage with diluted earnings per share growth that was more than double our revenue growth rate. On behalf of NETSCOUT, I would like to thank our employees, customers, and other stakeholders who contributed to our success.

For fiscal year 2024, we remain committed to operating the business with a balanced approach to revenue growth and profitability as we manage the dynamic macro-environment. As implied by our fiscal year 2024 outlook, we expect to again grow revenue, further improve our margins, enhance diluted EPS performance, and generate solid free cash flow.

Moving forward, we remain focused on driving toward our long-term business objectives by advancing our strategy to play a mission-critical role for organizations around the globe as ‘Guardians of the Connected World,’” concluded Singhal.

Q4 FY23 Financial Results

Total revenue (GAAP and non-GAAP) for the fourth quarter of fiscal year 2023 was $208.1 million, compared with $191.2 million (GAAP and non-GAAP) in the fourth quarter of fiscal year 2022. A reconciliation of all GAAP and non-GAAP results are included in the financial tables below.

Product revenue (GAAP and non-GAAP) for the fourth quarter of fiscal year 2023 was $91.3 million, or approximately 44% of total revenue in the period. This compares with product revenue (GAAP and non-GAAP) of $82.1 million in the fourth quarter of fiscal year 2022, which was approximately 43% of total revenue in the period.

Service revenue (GAAP and non-GAAP) for the fourth quarter of fiscal year 2023 was $116.8 million, or approximately 56% of total revenue in the period. This compares with service revenue (GAAP and non-GAAP) of $109.1 million in the fourth quarter of fiscal year 2022, which was approximately 57% of total revenue for the period.

NETSCOUT’s income from operations (GAAP) was $1.6 million in the fourth quarter of fiscal year 2023, compared with a loss from operations of $8.3 million in the fourth quarter of fiscal year 2022. Non-GAAP EBITDA from operations in the fourth quarter of fiscal year 2023 was $38.0 million, or 18.3% of non-GAAP quarterly revenue for the period. This compares to non-GAAP EBITDA from operations of $29.2 million in the fourth quarter of fiscal year 2022, or 15.3% of non-GAAP quarterly revenue for the period. The Company’s operating margin (GAAP) was 0.8% in the fourth quarter of fiscal year 2023, versus negative 4.4% in the same period of fiscal year 2022. Non-GAAP income from operations was $32.7 million with a non-GAAP operating margin of 15.7% in the fourth quarter of fiscal year 2023. This compares to non-GAAP income from operations of $23.7 million and a non-GAAP operating margin of 12.4% in the fourth quarter of fiscal year 2022.

Net loss (GAAP) for the fourth quarter of fiscal year 2023 was $3.2 million, or a net loss of $0.05 per share (diluted), versus a net loss of $8.4 million, or a net loss of $0.11 per share (diluted), for the fourth quarter of fiscal year 2022. On a non-GAAP basis, net income for the fourth quarter of fiscal year 2023 was $27.2 million, or $0.38 per share (diluted), compared with $21.6 million, or $0.29 per share (diluted), for the fourth quarter of fiscal year 2022.

As of March 31, 2023, cash, cash equivalents, and short- and long-term marketable securities were $427.9 million, compared with $416.2 million as of December 31, 2022, and $703.2 million as of March 31, 2022. NETSCOUT did not repurchase any shares of its common stock through its repurchase program during the fourth quarter of fiscal year 2023. The Company repaid $100 million of its revolving debt balance in the fourth quarter and the outstanding debt balance under its revolving credit facility was $100 million as of March 31, 2023. The $800 million revolving credit facility will expire in July 2026.

Full Year FY23 Financial Results

  Total revenue (GAAP and non-GAAP) for the full fiscal year 2023, was $914.5 million, compared with total revenue (GAAP and non-GAAP) of $855.6 million in fiscal year 2022. A reconciliation of all GAAP and non-GAAP results are included in the financial tables below.
  Product revenue (GAAP and non-GAAP) for fiscal year 2023 was $450.8 million, compared with $410.1 million in fiscal year 2022.
  Service revenue (GAAP and non-GAAP) for the fiscal year 2023 was $463.7 million, compared with $445.5 million in fiscal year 2022.
  NETSCOUT’s income from operations (GAAP) for fiscal year 2023 was $77.7 million, compared with $48.6 million in fiscal year 2022. The Company’s operating margin (GAAP) for fiscal year 2023 was 8.5%, versus 5.7% in fiscal year 2022. The Company’s non-GAAP EBITDA from operations for fiscal year 2023 was $227.8 million, or 24.9% of non-GAAP total revenue, compared with non-GAAP EBITDA from operations of $202.4 million, or 23.7% of non-GAAP total revenue for fiscal year 2022. The Company’s non-GAAP income from operations for the fiscal year 2023 was $206.8 million with a non-GAAP operating margin of 22.6%, compared with non-GAAP income from operations of $180.0 million and a non-GAAP operating margin of 21.0% for fiscal year 2022.
  For fiscal year 2023, NETSCOUT’s net income (GAAP) was $59.6 million, or $0.82 per share (diluted), compared with a net income (GAAP) of $35.9 million, or $0.48 per share (diluted), in fiscal year 2022. Non-GAAP net income for the fiscal year 2023 was $159.6 million, or $2.18 per share (diluted), compared with non-GAAP net income of $138.4 million, or $1.84 per share (diluted), for fiscal year 2022.
  During fiscal year 2023, NETSCOUT repurchased approximately 4.6 million shares of its common stock for an aggregate of approximately $150 million through an accelerated share repurchase program.

Financial Outlook

The Company’s financial outlook for fiscal year 2024 is anticipated to be as follows:

  Revenue (GAAP and non-GAAP) in the range of $915 million to $945 million.
  GAAP net income per share (diluted) in the range of $0.86 to $0.98. Non-GAAP net income per share (diluted) in the range of $2.20 to $2.32.
  A reconciliation between GAAP and non-GAAP numbers for NETSCOUT’s fiscal year 2024 outlook is included in the financial tables below.

Recent Developments and Highlights

  In late April 2023, NETSCOUT revealed the findings of a commissioned Forrester Consulting Total Economic Impact™ Study that evaluated the cost savings and business benefits for organizations deploying NETSCOUT nGenius® Enterprise Performance Management to monitor real-time application performance and end-user experience. Based on a financial assessment and interviews with decision-makers that had implemented the solution, Forrester found that, over three years, nGenius Enterprise Performance Management provided the organizations surveyed several benefits, including: an overall return on investment (ROI) of 234%, $1.9 million average savings in the recouped cost of reduced downtime from outages, more than 80% reduction in hours spent on incident management by IT operations teams, a 7.5% increase in revenue productivity for customer-facing agents, and a payback period of less than six months.
  In early April 2023, NETSCOUT announced the findings from its 5th Anniversary DDoS Threat Intelligence Report that highlights a new era of multi-vector attacks using application-layer and botnet-based, direct-path attacks. The publication indicated that attack frequency has increased tenfold since NETSCOUT’s first report in 2005.
  In late February 2023, NETSCOUT announced that it continues to advance the performance management market with the enhancement of its nGenius® Enterprise Performance Management solution that offers support for more than 1,000 voice, video, and business data applications out of the box. The Company further enhanced this capability through the integration of nGeniusONE® and F5 technologies to automatically configure monitoring for custom applications. The solution helps customers eliminate blind spots at the packet level for better application performance and security assurance.
  In early February 2023, NETSCOUT announced that it has extended its leadership position in DDoS protection by expanding its Arbor Cloud attack mitigation scrubbing centers to 15 worldwide with a dedicated capacity of 15 terabits per second (Tbps). In addition, NETSCOUT added a new presence in Dubai, which allows regional enterprises and ISPs to mitigate DDoS attacks more quickly and efficiently by reducing latency. As part of NETSCOUT’s Adaptive DDoS Defense solution, Arbor Cloud delivers a cloud-based, automated, or on-demand managed DDoS attack mitigation service that provides comprehensive protection against modern day, complex multi-vector DDoS attacks.
  In January 2023, NETSCOUT released new research highlighting the ongoing importance of unified communication and collaboration (UC&C) platforms to the post-pandemic future of hybrid work. In its third annual survey of 300 IT decision-makers at organizations with over $1 billion in revenue, NETSCOUT found that the vast majority (69%) increased the number of UC&C tools used, with 75% expected to support more platforms over the next 12 months. The need to take advantage of new features and functions (89%) or better support employee collaboration (67%) was cited most often in driving these decisions. A majority (60%) of respondents said collaboration platforms, applications, and tools are critical to their organization’s current work environment, compared with 49% last year – a more than 20% increase year-over-year.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its fourth-quarter and full fiscal year 2023 financial results today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, investors can listen to the call by dialing (785) 424-1677. The conference call ID is NTCTQ423. A replay of the call will be available after 12:00 p.m. ET today, for approximately one week. The number for the replay is (800) 753-0348 for U.S./Canada callers and (402) 220-2672 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States (GAAP), NETSCOUT also reports the following non-GAAP measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP diluted net income per share and non-GAAP earnings before interest and other expense, income taxes, depreciation, and amortization (EBITDA) from operations. Non-GAAP gross profit removes expenses related to the amortization of acquired intangible assets, share based compensation, and acquisition-related depreciation. Non-GAAP income from operations includes the aforementioned adjustments and also removes business development and integration expense, compensation for post-combination services, restructuring charges, legal expenses related to civil judgments, and transitional service agreement expenses. Non-GAAP net income includes the foregoing adjustments related to non-GAAP income from operations, and also removes loss on extinguishment of debt, change in fair value of derivative instrument, and change in fair value of contingent consideration, net of related income tax effects. Non-GAAP diluted net income per share includes the foregoing adjustments related to non-GAAP net income. Non-GAAP EBITDA from operations includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition related depreciation expense. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (gross profit, operating margin, net income, and diluted net income per share), and may have limitations because they do not reflect all NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from, or as a substitute for results prepared in accordance with GAAP. NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) protects the connected world from cyberattacks and performance and availability disruptions through the company’s unique visibility platform and solutions powered by its pioneering deep packet inspection at scale technology. NETSCOUT serves the world’s largest enterprises, service providers, and public sector organizations. Learn more at www.netscout.com or follow @NETSCOUT on LinkedIn, Twitter, or Facebook.

Safe Harbor

Certain information provided in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Examples of forward-looking statements include statements regarding our future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may,” “will,” “anticipate,” “expect,” “believe,” “estimate,” “intend,” “plan,” “should,” “seek,” or other comparable terms. Investors are cautioned that such forward-looking statements in this press release including, without limitation, statements regarding NETSCOUT’s outlook for fiscal year 2024, that NETSCOUT remains committed to operating the business with a balanced approach to revenue growth and profitability as it manages the dynamic macro-environment, that it expects to again grow revenue, further improve margins, enhance diluted EPS performance, and generate solid free cash flow in fiscal year 2024, that moving forward, it remains focused on driving toward its long-term business objectives by advancing its strategy to play a mission-critical role for organizations around the globe as “Guardians of the Connected World,” as well as statements relating to the potential benefit of an market for the Company’s products and regarding product releases, updates, and functionality all constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. Such factors include, but are not limited to, macroeconomic factors and slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; liquidity concerns at, and failures of, banks and other financial institutions; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than the Company has, and their strategic response to the Company’s products; the Company’s ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from recent restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; the impacts of epidemics or pandemics such as COVID-19; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. The risks included above are not exhaustive. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. We undertake no responsibility to update or revise any forward-looking statements, except as required by law. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2023 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Revenue:
Product	$91,274	$82,132	$450,793	$410,121
Service	116,819	109,059	463,737	445,454
Total revenue	208,093	191,191	914,530	855,575

Cost of revenue:
Product	16,901	16,887	94,868	90,730
Service	34,040	30,775	128,230	123,456
Total cost of revenue	50,941	47,662	223,098	214,186

Gross profit	157,152	143,529	691,432	641,389

Operating expenses:
Research and development	46,241	42,191	176,173	171,131
Sales and marketing	67,478	67,000	276,913	264,191
General and administrative	27,926	27,811	103,510	97,692
Amortization of acquired intangible assets	13,890	14,846	55,390	59,741
Restructuring charges	(21)	-	1,782	-

Total operating expenses	155,514	151,848	613,768	592,755

Income (loss) from operations	1,638	(8,319)	77,664	48,634
Interest and other expense, net	(2,695)	(1,163)	(9,249)	(5,742)

Income (loss) before income tax expense	(1,057)	(9,482)	68,415	42,892
Income tax expense (benefit)	2,164	(1,076)	8,767	7,018
Net income (loss)	$(3,221)	$(8,406)	$59,648	$35,874

Basic net income (loss) per share	$(0.05)	$(0.11)	$0.83	$0.48
Diluted net income (loss) per share	$(0.05)	$(0.11)	$0.82	$0.48
Weighted average common shares outstanding used in computing:
Net income (loss) per share - basic	71,066	73,932	71,781	74,019
Net income (loss) per share - diluted	71,066	73,932	73,046	75,084

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)

	March 31,	March 31,
	2023	2022

Assets
Current assets:
Cash, cash equivalents and marketable securities	$418,998	$703,198
Accounts receivable and unbilled costs, net	143,855	148,245
Inventories and deferred costs	17,956	28,220
Prepaid expenses and other current assets	36,551	42,276

Total current assets	617,360	921,939

Fixed assets, net	34,735	41,337
Operating lease right-of-use assets	51,456	54,996
Goodwill and intangible assets, net	2,090,995	2,156,575
Long-term marketable securities	8,940	-
Other assets	17,074	19,862

Total assets	$2,820,560	$3,194,709

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$16,473	$21,959
Accrued compensation	83,279	75,788
Accrued other	30,674	36,417
Deferred revenue and customer deposits	311,531	330,585
Current portion of operating lease liabilities	11,650	11,411

Total current liabilities	453,607	476,160

Other long-term liabilities	7,683	7,470
Deferred tax liability	24,939	78,899
Accrued long-term retirement benefits	26,049	34,737
Long-term deferred revenue and customer deposits	129,814	133,121
Operating lease liabilities, net of current portion	48,819	53,927
Long-term debt	100,000	350,000

Total liabilities	790,911	1,134,314

Stockholders' equity:
Common stock	128	126
Additional paid-in capital	3,099,698	3,023,403
Accumulated other comprehensive income	5,738	141
Treasury stock, at cost	(1,546,128)	(1,373,840)
Retained earnings	470,213	410,565

Total stockholders' equity	2,029,649	2,060,395

Total liabilities and stockholders' equity	$2,820,560	$3,194,709

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	March 31,		December 31,	March 31,
	2023	2022	2022	2023	2022

GAAP and Non-GAAP Revenue	$208,093	$191,191	$269,544	$914,530	$855,575

Gross Profit (GAAP)	$157,152	$143,529	$212,742	$691,432	$641,389
Share-based compensation expense (1)	1,940	1,411	2,043	8,415	7,042
Amortization of acquired intangible assets (2)	2,329	3,331	2,315	9,284	13,385
Acquisition related depreciation expense (5)	6	6	5	22	24
Non-GAAP Gross Profit	$161,427	$148,277	$217,105	$709,153	$661,840

Income from Operations (GAAP)	$1,638	$(8,319)	$63,750	$77,664	$48,634
Share-based compensation expense (1)	14,761	12,693	15,143	61,986	56,074
Amortization of acquired intangible assets (2)	16,219	18,177	16,133	64,674	73,126
Business development and integration expense (3)	-	-	-	-	(5)
Compensation for post-combination services (4)	-	-	-	-	2
Restructuring charges	(21)	-	89	1,782	-
Acquisition related depreciation expense (5)	58	65	59	241	254
Transitional service agreement expense (6)	-	-	-	-	814
Legal expenses related to civil judgments (7)	50	1,100	426	476	1,100
Non-GAAP Income from Operations	$32,705	$23,716	$95,600	$206,823	$179,999

Net Income (GAAP)	$(3,221)	$(8,406)	$52,618	$59,648	$35,874
Share-based compensation expense (1)	14,761	12,693	15,143	61,986	56,074
Amortization of acquired intangible assets (2)	16,219	18,177	16,133	64,674	73,126
Business development and integration expense (3)	-	-	-	-	(5)
Compensation for post-combination services (4)	-	-	-	-	2
Restructuring charges	(21)	-	89	1,782	-
Acquisition related depreciation expense (5)	58	65	59	241	254
Legal expenses related to civil judgments (7)	50	1,100	426	476	1,100
Loss on extinguishment of debt (8)	-	-	-	-	596
Change in fair value of contingent consideration (9)	-	-	-	-	(837)
Change in fair value of derivative instrument (10)	1,380	-	-	1,380	-
Income tax adjustments (11)	(2,041)	(1,994)	(11,449)	(30,626)	(27,796)
Non-GAAP Net Income	$27,185	$21,635	$73,019	$159,561	$138,388

Diluted Net Income Per Share (GAAP)	$(0.05)	$(0.11)	$0.72	$0.82	$0.48
Share impact of non-GAAP adjustments identified above	0.43	0.40	0.28	1.36	1.36
Non-GAAP Diluted Net Income Per Share	$0.38	$0.29	$1.00	$2.18	$1.84

Shares used in computing non-GAAP diluted net income per share	72,491	75,427	73,049	73,046	75,084

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands)
(Unaudited)

		Three Months Ended		Three Months Ended	Twelve Months Ended
		March 31,		December 31,	March 31,
		2023	2022	2022	2023	2022

(1)	Share-based compensation expense included in these amounts
	is as follows:
	Cost of product revenue	$260	$213	$262	$1,129	$1,022
	Cost of service revenue	1,680	1,198	1,781	7,286	6,020
	Research and development	3,870	3,215	4,174	17,055	15,505
	Sales and marketing	5,374	4,301	5,445	22,612	19,684
	General and administrative	3,577	3,766	3,481	13,904	13,843
	Total share-based compensation expense	$14,761	$12,693	$15,143	$61,986	$56,074

(2)	Amortization expense related to acquired software and product
	technology, tradenames, customer relationships included in these
	amounts is as follows:
	Cost of product revenue	$2,329	$3,331	$2,315	$9,284	$13,385
	Operating expenses	13,890	14,846	13,818	55,390	59,741
	Total amortization expense	$16,219	$18,177	$16,133	$64,674	$73,126

(3)	Business development and integration expense included in
	these amounts is as follows:
	General and administrative	$-	$-	$-	$-	$(5)
	Total business development and integration expense	$-	$-	$-	$-	$(5)

(4)	Compensation for post-combination services included in these
	amounts is as follows:
	Research and development	$-	$-	$-	$-	$2
	Total compensation for post-combination services	$-	$-	$-	$-	$2

(5)	Acquisition related depreciation expense included in these
	amounts is as follows:
	Cost of product revenue	$3	$3	$3	$12	$14
	Cost of service revenue	3	3	2	10	10
	Research and development	41	46	42	170	178
	Sales and marketing	7	9	8	32	35
	General and administrative	4	4	4	17	17
	Total acquisition related depreciation expense	$58	$65	$59	$241	$254

(6)	Transitional service agreement (income) expense included in
	these amounts is as follows:
	Research and development	$-	$-	$-	$-	$90
	Sales and marketing	-	-	-	-	130
	General and administrative	-	-	-	-	594
	Other (income) expense, net	-	-	-	-	(814)
	Total transitional service agreement (income) expense	$-	$-	$-	$-	$-

(7)	Legal expenses related to civil judgments included in this amount is
	as follows:
	General and administrative	$50	$1,100	$426	$476	$1,100
	Total legal judgments expense	$50	$1,100	$426	$476	$1,100

(8)	Loss on extinguishment of debt included in this amount is
	as follows:
	Interest and other (income) expense, net	$-	$-	$-	$-	$596
	Total loss on extinguishment of debt	$-	$-	$-	$-	$596

(9)	Change in fair value of contingent consideration included in
	this amount is as follows:
	Interest and other (income) expense, net	$-	$-	$-	$-	$(837)
	Total change in fair value of contingent consideration	$-	$-	$-	$-	$(837)

(10)	Change in fair value of derivative instrument included in
	this amount is as follows:
	Interest and other (income) expense, net	$1,380	$-	$-	$1,380	$-
	Total change in fair value of contingent consideration	$1,380	$-	$-	$1,380	$-

(11)	Total income tax adjustment included in this
	amount is as follows:
	Tax effect of non-GAAP adjustments above	$(2,041)	$(1,994)	$(11,449)	$(30,626)	$(27,796)
	Total income tax adjustments	$(2,041)	$(1,994)	$(11,449)	$(30,626)	$(27,796)

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures -
Non-GAAP EBITDA from Operations
(In thousands)
(Unaudited)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	March 31,		December 31,	March 31,
	2023	2022	2022	2023	2022

Income from operations (GAAP)	$1,638	$(8,319)	$63,750	$77,664	$48,634
Previous adjustments to determine non-GAAP income from operations	31,067	32,035	31,850	129,159	131,365
Non-GAAP Income from operations	32,705	23,716	95,600	206,823	179,999

Depreciation excluding acquisition related	5,339	5,495	5,263	21,003	22,404

Non-GAAP EBITDA from operations	$38,044	$29,211	$100,863	$227,826	$202,403

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Financial Outlook to Non-GAAP Financial Outlook
(Unaudited)
(In millions, except net income per share - diluted)

	FY'23	FY'24
GAAP & Non-GAAP revenue	$914.5	~$915 million to ~$945 million

	FY'23	FY'24
GAAP net income	$59.6	~$64 million to ~$73 million
Amortization of intangible assets	$64.7	~$58 million
Share-based compensation expenses	$62.0	~$68 million
Business development & integration expenses*	$0.2	~Less than $1 million
Change in fair value of derivative instrument	$1.4	-
Legal expenses related to civil judgments	$0.5	-
Restructuring charges	$1.8	-
Total adjustments	$130.6	~$127 million
Related impact of adjustments on income tax	$(30.7)	(~$27 million)
Non-GAAP net income	$159.6	~$164 million to ~$173 million

GAAP net income per share (diluted)	$0.82	~$0.86 to ~$0.98
Non-GAAP net income per share (diluted)	$2.18	~$2.20 to ~$2.32

Average weighted shares outstanding (diluted GAAP)	73.0	~74 million to ~75 million
Average weighted shares outstanding (diluted Non-GAAP)	73.0	~74 million to ~75 million
*Business development & integration expenses include change in value of contingent consideration, and acquisition-related depreciation expense
**Figures in table may not total due to rounding

Contacts

Investors
Anthony Piazza
Senior Vice President, Corporate Finance
978-614-4286
IR@netscout.com

Media
Maribel Lopez
Manager, Marketing & Corporate Communications
781-362-4330
Maribel.Lopez@netscout.com